Exhibit 5.1

November 17, 2021

Enterprise Financial Services Corp.

150 North Meramec Avenue

Clayton, MO 63105

Re:	Enterprise Financial Services Corp.—Prospectus Supplement to Shelf Registration Statement on Form S-3 (File No. 333-237612)

Ladies and Gentlemen:

We have acted as legal counsel to Enterprise Financial Services Corp, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), of a prospectus supplement, dated November 9, 2021 and filed with the Commission pursuant to Rule 424(b) of the Securities Act on November 12, 2021 (the “Prospectus Supplement”) to the prospectus, dated April 8, 2020 (together with the Prospectus Supplement, the “Prospectus”), related to the above-referenced Registration Statement (the “Registration Statement”), relating to the issuance and sale by the Company of up to an aggregate of 75,000 shares of the Company’s 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), and up to 3,000,000 depositary shares (the “Depositary Shares” and together with the Series A Preferred Stock, the “Securities”), each representing a 1/40th ownership interest in a share of Series A Preferred Stock (including up to 200,000 Depositary Shares issuable upon exercise of an overallotment option granted by the Company). The Depositary Shares will be evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to a Deposit Agreement dated as of November 17, 2021 (the “Deposit Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts issued pursuant to the Deposit Agreement. The Depositary Shares are to be sold by the Company pursuant to the Underwriting Agreement, dated November 9, 2021 (the “Underwriting Agreement”), between the Company and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters listed in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Underwriting Agreement; (ii) the Registration Statement and all exhibits thereto and the documents incorporated by reference therein; (iii) the preliminary prospectus supplement, dated November 9, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Securities; (iv) the Prospectus; (v) the Series A Preferred Stock Certificate of Designations as filed with the Secretary of State of the State of Delaware on November 16, 2021; (vi) the resolutions adopted by the board of directors of the Company and committees thereof with respect to the Registration Statement and the offering of the Securities; (vii) certificates of responsible officers who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be faced; (viii) certificates of public officials; and (ix) the Deposit Agreement and form of Depositary Receipt evidencing the Depositary Shares. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the agreements and other documents entered into or to be entered into by the parties to the Underwriting Agreement in connection with the issuance of the Securities, including, without limitation, the Underwriting Agreement, the Deposit Agreement, certificates and statements of responsible officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In such examination and in rendering this opinion, we have assumed, without inquiry or other investigation: (i) the legal capacity of each natural person executing the agreements described in this opinion letter; (ii) the authenticity of original documents and the genuineness of all signatures; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (v) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents; (vii) that the Underwriting Agreement and the Depositary Agreement have been duly authorized and validly executed and delivered by the parties thereto (other than the Company); and (viii) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

The opinion letter which we render herein is limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of the General Corporation Law, and the laws of the State of New York (excluding the securities laws of the State of New York) as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

We express no opinion as to: (i) any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) provisions which purport to establish evidentiary standards; (iii) provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) any anti-trust or state securities laws; (v) provisions regarding indemnification, contribution, waiver of the right to jury trial or waiver of objections to jurisdiction; (vi) provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (vii) severability provisions; (viii) provisions which purport or would operate to render ineffective any waiver or modification not in writing; and (ix) federal law, including the federal securities laws.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

1.	When the Series A Preferred Stock is issued to the Depositary, as defined in the Deposit Agreement, in accordance with the terms of the Deposit Agreement, and the Depositary Shares are issued to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Series A Preferred Stock will be validly issued, fully paid and non-assessable.

2.	When the Deposit Agreement has been duly executed and delivered by the Company and the Depositary, the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and the Depositary Receipts have been registered and delivered in accordance with the Deposit Agreement and the Underwriting Agreement for the consideration provided therein, the Depositary Receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The only opinion rendered by us consists of those matters set forth in the immediately preceding paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K for incorporation by reference into the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP

Holland & Knight LLP